UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2014

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36104	36-4466837
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, 23rd Floor

Chicago, Illinois 60654

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.08.	Shareholder Director Nominations.

The information set forth under Item 8.01 of this Form 8-K is incorporated by reference in this Item 5.08.

Item 8.01.	Other Events.

On February 6, 2014, the Board of Directors of Potbelly Corporation (the “Company”) approved Thursday, May 15, 2014 as the date of the 2014 annual meeting of the Company’s stockholders (the “2014 Annual Meeting”). Qualified stockholder proposals (including proposals made pursuant to SEC Rule 14a-8 and any notice on Schedule 14N) to be presented at the 2014 Annual Meeting and in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices located at 222 Merchandise Mart Plaza, 23rd Floor, Chicago, Illinois, 60654, addressed to the Secretary of the Company. In accordance with Regulation 14A and the Company’s Amended and Restated By-laws (the “By-laws”), such proposals must be received by the Company not later than the close of business on February 20, 2014 (which is the tenth day following this public announcement of the date of the 2014 Annual Meeting ). All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in the By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2014	Potbelly Corporation

	By:	/s/ Matthew Revord
	Name:	Matthew J. Revord
	Title:	Senior Vice President, General Counsel and Secretary